Exhibit 99.1

GA8 TENANTS

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

GA8 TENANTS

DECEMBER 31, 2023 AND 2022

INDEPENDENT AUDITORS’ REPORT

To the Owners and Management

GA8 Tenants

Opinion

We have audited the accompanying combined financial statements of GA8 Tenants, which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations and changes in members’ equity (deficit) and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of GA8 Tenants as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of GA8 Tenants and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GA8 Tenants’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control related matters that we identified during the audit.

/s/ Warren Averett, LLC

Birmingham, Alabama

March 27, 2024

GA8 TENANTS

COMBINED BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	2023	2022
ASSETS
CURRENT ASSETS
Cash	$1,286,151	$4,047,322
Patient accounts receivable, net	10,978,617	13,571,787
Prepaid expenses and other current assets	1,152,999	929,060
Other receivables	2,843,585	4,694,190
Total current assets	16,261,352	23,242,359
NONCURRENT ASSETS
Right-of-use asset, net	115,729,068	124,631,303
Property and equipment, net	1,131,204	511,080
Deposits	2,939,953	3,462,085
Total noncurrent assets	119,800,225	128,604,468
TOTAL ASSETS	$136,061,577	$151,846,827

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$17,948,949	$9,400,775
Accrued payroll and benefits	386,892	438,591
Current lease liabilities	5,766,416	6,273,189
Total current liabilities	24,102,257	16,112,555
LONG-TERM LEASE LIABILITIES	117,649,203	123,428,432
MEMBERS' EQUITY (DEFICIT)	(5,689,883)	12,305,840
TOTAL LIABILITIES AND MEMBERS' EQUITY	$136,061,577	$151,846,827

See notes to the combined financial statements.

GA8 TENANTS

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
REVENUES
Net patient service revenue	$74,324,449	$77,151,042
COVID-19 Relief Funds revenue	—	1,446,482
Total revenues	74,324,449	78,597,524
OPERATING EXPENSES
Administrative and general services	11,394,563	11,250,387
Management services	3,844,095	4,219,897
Employee health and welfare	1,510,972	2,224,942
Plant operations	2,980,829	2,215,290
Dietary services	6,952,683	5,276,659
Housekeeping and laundry	6,176,304	2,200,473
Nursing services	30,165,143	27,863,663
Social services	276,505	290,972
Medical services	1,031,140	874,615
Rehabilitative therapies	8,639,664	8,507,704
Recreation	600,695	531,077
Provision for bad debt	2,742,782	2,153,854
Amortization of ROU assets	8,902,235	8,902,235
Interest on lease liabilities	6,577,310	6,843,573
Depreciation	238,412	149,011
Property insurance	122,166	118,813
Total operating expenses	92,155,498	83,623,165
LOSS FROM OPERATIONS	(17,831,049)	(5,025,641)
OTHER INCOME
Other income	70,326	246,145
Gain on forgiveness of debt	—	3,812,300
Insurance proceeds from business interruption	—	949,006
Total other income	70,326	5,007,451
NET LOSS	(17,760,723)	(18,190)
MEMBERS' EQUITY AT BEGINNING OF YEAR	12,305,840	12,734,030
DISTRIBUTIONS	(235,000)	(410,000)
MEMBERS' EQUITY (DEFICIT) AT END OF YEAR	$(5,689,883)	$12,305,840

See notes to the combined financial statements.

GA8 TENANTS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,760,723)	$(18,190)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	238,412	149,011
Provision for bad debt expense	2,742,782	2,153,854
Amortization of right-of-use asset	8,902,235	8,902,235
Gain on forgiveness of debt	—	(3,812,300)
Change in deposits	522,132	—
Change in patient accounts receivable, net	(149,612)	(2,830,761)
Change in estimated third-party payor settlements	—	513,153
Change in prepaid expenses	(223,939)	(350,434)
Change in other receivables	1,850,605	1,063,589
Change in accounts payable	8,548,174	2,163,392
Change in accrued expenses	—	(324,384)
Change in accrued payroll and benefits	(51,699)	(226,606)
	22,379,090	7,400,749
Net cash provided by operating activities	4,618,367	7,382,559
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(858,536)	(203,035)
Net cash used in investing activities	(858,536)	(203,035)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(235,000)	(410,000)
Principal payment on lease liabilities	(6,286,002)	(3,881,429)
Repayment of Medicare advance payment loan	—	(1,955,625)
Net cash used in financing activities	(6,521,002)	(6,247,054)
INCREASE (DECREASE) IN CASH	(2,761,171)	932,470
CASH AT BEGINNING OF YEAR	4,047,322	3,114,852
CASH AT END OF YEAR	$1,286,151	$4,047,322

	2023	2022
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
Cash paid during the year for interest	$6,577,310	$6,843,570

SUPPLEMENTAL DISCLOSURES OF
NONCASH OPERATING, INVESTING AND
FINANCING ACTIVITIES
Right-of-use asset and lease liability associated with implementation of ASC 842	$—	$133,533,538
Vehicle acquired through financing lease	$—	$49,512
Deposits released for lease payment	$525,950	$—

See notes to the combined financial statements.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

GA8 Tenants (the Company) operates eight nursing facilities located in Georgia, which includes, GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC, collectively known as GA8 Tenants.

Principles of Combination

The accompanying combined financial statements include GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC. Upon combination, all material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors and others for services rendered.

Revenue under third-party payor agreements is paid on a prospective basis and is subject to audit by the third-party payor. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued, and interim and final settlements, are reported in operations in the year final settlements are determined.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The promise to provide quality care is accounted for as a single performance obligation. The Company has concluded that the contracts with patients and residents represent a bundle of distinct services that are substantially the same, with the same pattern of transfer to the customer. The Company uses the portfolio approach as a practical expedient to group patient contracts with similar characteristics, such that revenue for a given portfolio would not be materially different than if it were evaluated on a contract-by-contract basis. These analyses incorporated consideration of reimbursements at varying rates from Medicaid, Medicare, Private Pay and other commercial payments for services. In order to determine the transaction price, the Company estimates the amount of variable consideration at the beginning of the contract using the expected value method. Changes in the Company's expectation of the amount it will receive from the patient or third-party payors will be recorded in revenue unless there is a specific event that suggests the patient or third-party payor no longer has the ability and intent to pay the amount due and, therefore, the changes in its estimate of variable consideration represents an impairment, or bad debt. The Company satisfies its performance obligation by providing quality of care services to its patients and residents on a daily basis until termination of the contract.

The following tables summarize revenue from contracts with customers by payor source for the periods presented:

2023
			Other		Total
			Third-Party		of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue
(net of contractual allowances, discounts and implicit price concessions)	$17,993,383	$32,417,496	$13,552,471	$10,361,099	$74,324,449

2022
			Other		Total
			Third-Party		of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue
(net of contractual allowances, discounts and implicit price concessions)	$26,460,749	$42,040,945	$6,289,774	$2,359,574	$77,151,042

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Accounts Receivable

Accounts receivable is reported in the combined balance sheet at the outstanding balance net of an estimated allowance for doubtful accounts. Billing terms usually provide for payment within 30 days. An allowance for doubtful accounts is estimated based upon review of outstanding receivables, historical collection information and existing economic conditions. Bad debts are charged against the allowance when substantially all collection efforts cease. Recovery of bad debts previously charged off are recorded when received. The Company’s billing arrangements generally do not provide for interest on past due amounts. At December 31, 2023, 2022 and 2021, the allowance for doubtful accounts totaled $2,094,463, $1,450,735 and $1,115,435, respectively. Accounts receivables totaled $13,073,080, $15,022,522 and $14,010,314 at December 31, 2023, 2022 and 2021, respectively.

Concentration of Credit Risk

The Company grants credit without collateral to its patients, most of whom are local residents in relation to the nursing home in which they reside and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors was as follows at December 31:

	2023	2022
Medicare	24%	42%
Medicaid	44%	38%
Other insurance	18%	9%
Private pay	14%	11%
	100%	100%

Property and Equipment

Property and equipment acquisitions are recorded at cost less accumulated depreciation. The Company’s policy is to capitalize individual acquisitions of property and equipment greater than $5,000. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method.

Income Taxes

As a limited liability company, income or loss generated by the Company is passed on to the members of the Company and taxed at their individual rates. Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

The Company assessed guidance relating to uncertainty in income taxes. This guidance requires entities to assess their uncertain tax positions for the likelihood that they would be overturned upon Internal Revenue Service examination or upon examination by state taxing authorities. The Company has determined that it does not have any positions at December 31, 2023 and 2022, that it would be unable to substantiate. The Company has filed its tax returns for all years through December 31, 2022.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Leases

The Company leases certain nursing facilities. Management determines if an arrangement is a lease at inception. Financing leases are included in right-of-use (ROU) assets, current liabilities, and long-term lease liability on the combined balance sheets. The Company does not have any operating leases.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Financing lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses their incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The financing lease ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company has elected to apply the short-term lease exemption to leases with an initial term of twelve months or less.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if the Company has obtained substantially all the rights to the underlying asset through exclusivity, if the Company can direct the use of the asset by making decisions about how and for what purpose the asset will be used, and if the lessor has substitution rights. This evaluation may require significant judgement.

Insurance

The Company maintains insurance programs including workers’ compensation, employees’ medical care, property, casualty, directors’ and officers’ liability, and automobile. The Company believes its insurance programs are adequate and, where there has been a direct transfer of risk to the insurance carrier, the Company does not recognize a liability in the combined financial statements. The Company maintains a claims-made insurance program for general and professional liability and provides an estimated reserve for incurred but not reported claims. In the opinion of management, insurance coverage and estimated reserves for incurred but not reported claims are adequate to cover significant losses, if any.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on members, the change in members’ equity or cash flows as previously stated.

Subsequent Events

Management has evaluated subsequent events and their potential effects on these combined financial statements through March 27, 2024, which is the date the combined financial statements were available to be issued.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued guidance (Accounting Standards Codification [ASC] 842, Leases) to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. The Company adopted the standard effective January 1, 2022, and recognized and measured leases existing at, or entered into after, January 1, 2022, with certain practical expedients available.

The Company elected the available practical expedients to account for its existing operating leases as operating leases, under the new guidance, without reassessing (1) whether the contracts contain leases under the new standard, (2) whether classification of capital leases or operating leases would be different in accordance with new guidance, or (3) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in the new guidance at lease commencement.

As a result of the adoption of the new lease accounting guidance, the Company recognized on January 1, 2022, a lease liability of $133,583,051, which represents the present value of the remaining financing lease payments, discounted using the incremental borrowing rate of 5.25% for leases, and a right-of-use asset of $133,533,538.

The standard had a material impact on the combined balance sheets but did not have an impact on the combined income statements, nor combined statements of cash flows. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.

2. PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31, is as follows:

	2023	2022
Furniture and equipment	$438,598	$210,490
Software and website	185,236	4,745
Minor movable equipment	247,121	191,777
Motor vehicles	51,127	51,127
Major leasehold improvements	754,213	359,620
	1,676,295	817,759
Less accumulated depreciation	545,091	306,679
	$1,131,204	$511,080

Depreciation charged to operations was $238,412 and $149,011 in 2023 and 2022, respectively.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

3. FINANCING LEASES

The Company has financing leases for vehicles and nursing facilities. The Company’s leases have remaining lease terms through December 31, 2036, some of which may include options to extend the leases and some of which may include options to terminate the leases.

The following is a schedule of future minimum lease payments under all financing leases having initial or remaining noncancelable lease terms in excess of one year:

Financing lease expense
Amortization of ROU assets	$8,902,235
Interest on lease liabilities	6,577,310
Total financing lease expense	$15,745,807

Weighted average remaining lease term	12.93	years

Cash paid for financing lease liabilities
Interest paid	$6,577,310
Principal paid	5,298,190
Total cash paid for financing lease liabilities	$11,875,500

Reported as of December 31, 2023:
Other current liabilities	$5,766,416
Other long-term liabilities	$117,649,203

2024	$12,080,334
2025	12,234,437
2026	12,417,954
2027	12,604,223
2028	12,793,286
Thereafter	109,501,980
171,632,214
Less imputed interest	(48,216,595)
Total	$123,415,619

Associated with the leases, the Company was required to make $3,394,180 in deposits and prepayments related to operating leases. During 2023, $525,950 of the deposit was used to pay lease payments, reducing the deposits to $2,868,230. This amount is included in deposits in the accompanying December 31, 2023 and 2022, combined balance sheets.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

4. CONTINGENCIES AND COMMITMENTS

Pursuant to legislative directives and authorizations from Congress, the Centers for Medicare and Medicaid Services (CMS) has developed and instituted various Medicare audit programs under which CMS contracts with private companies to conduct audits on claims and medical records. In the ordinary course of business, the Company is subject to inquiries, investigations and audits by these private companies, or other federal and state agencies that oversee applicable healthcare program participation and payment regulations. Audits may include enhanced medical necessity reviews pursuant to the Medicare, Medicaid and SCHIP Extension Act of 2007 and audits under the CMS Recovery Audit Contractor (RAC) program. The Company makes significant efforts through training and education to ensure compliance with all programs.

5. LITIGATION

There are several lawsuits pending against the Company. The ultimate outcome of these claims is uncertain at this time; however, management believes that the liability resulting from the claims, if any, will not have a material adverse effect on the combined financial statements.

6. COVID-19 RELIEF FUNDS REVENUE

As part of the response to the coronavirus pandemic, the federal government passed legislation, referred to as the Coronavirus Aid, Relief, and Economic Security Act, in March 2020, and the America Rescue Plan Act in March of 2021, that included, among other things, financial assistance to offset some of the financial burden incurred by providers in responding to the pandemic. As a result of this legislation, the Company received $123,735 in 2022 from funds established under the CARES Act in the form of a grant that, as long as certain terms and conditions are met by the Company, is not required to be repaid. The Company met the terms and conditions as required by the grants and recognized $123,735 in 2022 of the relief funds to offset lost revenues and additional expenses incurred for the year ended December 31, 2022, due to the coronavirus pandemic. This amount is recorded as other operating income in the accompanying combined statements of income and changes in members’ equity (deficit).

In addition to the above, the Company also received various state grants to help mitigate the coronavirus pandemic. The funds were required to be used for necessary expenditures incurred due to COVID-19. The Company met the terms and conditions of use and recognized the amounts into income. The Company received $1,322,747 in 2022.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

7. RELATED PARTIES

The Company pays management fees to a related party that provides general and administrative services to the nursing home operators. Management fee expenses incurred for the years ended December 31, 2023 and 2022, totaled $3,844,095 and $4,219,897, respectively. Management fees are presented as an expense and included in management services in the accompanying combined financial statements. At December 31, 2023, the Company had $697,831 due from the related party ($521,602 due from the related party in 2022) included in other receivables in the accompanying combined financial statements. The Company also had $1,733,453 due to the related entity ($633,934 in 2022) included in accounts payable in the accompanying combined financial statements.

The Company also had other net advances outstanding from related parties totaling $800,835 and $501,649 as of December 31, 2023, and 2022.

8. PAYCHECK PROTECTION LOAN

During 2020, the nursing homes were granted loans (the Loan) from a financial institution in the aggregate amount of $3,812,300 pursuant to the Paycheck Protection Program (the PPP) under Division A, Title I of the CARES Act, which was enacted on March 27, 2020. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses and if certain other requirements as described in the CARES Act are met. The Company used the entire loan amount for qualifying expenses. The Company applied for and received forgiveness from the lender and the Small Business Administration, and as such the amount has been recorded as other income in the accompanying 2022 combined financial statements.

9 EMPLOYEE RETENTION TAX CREDIT

In December 2020, the Consolidated Appropriations Act, 2021 (CAA) was signed into law which included additional COVID-19 related relief. The CAA substantially and retroactively expended the Employee Retention Tax Credit (ERTC) for eligible companies. Under the revised terms of the ERTC, companies are eligible to claim the payroll tax credit if the company was fully or partially suspended by a COVID-19 government order or if calendar 2021 gross receipts were less than 20% compared to the same quarter in 2019. For the period January 1, 2021, through September 30, 2021, the Company qualified for $6,876,330 in payroll tax credits in 2021. The uncollected balance has been recorded as a receivable (included in other receivables) on the accompanying combined balance sheets of $1,027,170 and $2,566,883 as of December 31, 2023 and 2022, respectively.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITORS’ REPORT ON

SUPPLEMENTARY INFORMATION

To the Owners and Management

GA8 Tenants

We have audited the accompanying combined financial statements of GA8 Tenants as of and for the years ended December 31, 2023 and 2022, and our report thereon dated March 27, 2024, which expressed an unmodified opinion on those combined financial statements, appears on pages 1 and 2. Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining balance sheets as of December 31, 2023 and 2022, and the related combining statements of operations and members’ equity (deficit) for the years then ended, are presented for purposes of additional analysis and are not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Warren Averett, LLC

Birmingham, Alabama

March 27, 2024

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2023

ASSETS

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$9,804	$39,335	$121,742	$31,907	$366,147	$(184,027)	$452,213	$449,030	$—	$1,286,151
Patient accounts receivable, net	371,561	1,046,886	989,350	1,279,715	943,510	857,429	3,810,278	1,679,888	—	10,978,617
Intercompany receivables	8,826,181	1,587,271	1,799,045	3,604,550	1,169,167	118,453	1,828,552	1,130,036	(20,063,255)	—
Prepaid expenses and
other current assets	340,767	108,424	(6,747)	138,565	75,039	100,059	264,642	132,250		1,152,999
Other receivables	1,746,476	589,290	66,389	48,369	26,247	43,317	17,665	305,832	—	2,843,585
Total current assets	11,294,789	3,371,206	2,969,779	5,103,106	2,580,110	935,231	6,373,350	3,697,036	(20,063,255)	16,261,352

NONCURRENT ASSETS
Right-of-use asset, net	4,257,939	30,762,567	12,873,523	8,024,476	16,847,482	9,471,089	24,322,689	9,169,303	—	115,729,068
Property and equipment, net	151,618	60,978	131,441	140,258	115,573	54,168	310,667	166,501	—	1,131,204
Deposits	156,350	726,473	331,414	224,816	415,336	240,699	601,837	243,028	—	2,939,953
Total noncurrent assets	4,565,907	31,550,018	13,336,378	8,389,550	17,378,391	9,765,956	25,235,193	9,578,832	—	119,800,225

TOTAL ASSETS	$15,860,696	$34,921,224	$16,306,157	$13,492,656	$19,958,501	$10,701,187	$31,608,543	$13,275,868	$(20,063,255)	$136,061,577

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,280,152	$2,226,751	$2,676,917	$1,957,015	$1,423,781	$1,505,730	$3,215,562	$2,663,204	$—	$17,949,112
Accrued payroll and benefits	51,355	74,877	39,322	37,938	72,449	23,626	46,198	40,964	—	386,729
Current lease liabilities	212,160	1,532,802	641,447	399,834	839,457	471,915	1,211,923	456,878	—	5,766,416
Intercompany payables	9,443,291	1,903,949	1,364,645	1,208,408	2,529,406	857,760	2,589,964	165,832	(20,063,255)	—
Total current liabilities	11,986,958	5,738,379	4,722,331	3,603,195	4,865,093	2,859,031	7,063,647	3,326,878	(20,063,255)	24,102,257

LONG-TERM LEASE LIABILITIES	4,365,781	31,263,212	13,083,034	8,155,071	17,119,823	9,625,225	24,718,529	9,318,528	—	117,649,203

MEMBERS' EQUITY (DEFICIT)	(492,043)	(2,080,367)	(1,499,208)	1,734,390	(2,026,415)	(1,783,069)	(173,633)	630,462	—	(5,689,883)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$15,860,696	$34,921,224	$16,306,157	$13,492,656	$19,958,501	$10,701,187	$31,608,543	$13,275,868	$(20,063,255)	$136,061,577

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$8,139,471	$10,247,929	$8,806,244	$9,098,697	$8,376,043	$5,902,376	$14,677,164	$9,076,525	$74,324,449

OPERATING EXPENSES
Administrative and general services	1,246,376	1,379,773	1,829,711	1,457,925	1,114,529	994,843	2,073,355	1,298,051	11,394,563
Management services	469,255	512,738	453,395	455,180	448,823	295,207	757,016	452,481	3,844,095
Employee health and welfare	179,675	251,617	125,820	123,766	183,091	61,964	457,517	127,522	1,510,972
Plant operations	227,063	325,427	882,218	300,322	264,801	187,773	503,006	290,219	2,980,829
Dietary services	849,564	1,019,808	891,826	845,369	641,770	549,300	1,265,154	889,892	6,952,683
Housekeeping and laundry	998,445	1,005,406	408,275	772,389	535,580	489,299	1,159,770	807,140	6,176,304
Nursing services	4,246,581	3,969,324	3,691,849	3,744,013	2,904,820	2,695,366	5,162,407	3,750,783	30,165,143
Social services	33,813	49,127	40,007	—	24	42,321	75,576	35,637	276,505
Medical services	140,804	171,489	81,278	120,502	91,116	92,644	193,681	139,626	1,031,140
Rehabilitative therapies	773,490	1,079,040	1,191,246	981,953	1,071,662	850,213	1,476,857	1,215,203	8,639,664
Recreation	39,034	99,761	91,955	74,353	120,436	34,193	96,925	44,038	600,695
Provision for bad debt	200,334	306,927	199,356	719,095	189,247	115,432	676,193	336,198	2,742,782
Amortization of ROU assets	327,534	2,366,351	990,271	617,267	1,295,960	728,545	1,870,976	705,331	8,902,235
Interest on lease liabilities	241,994	1,748,350	731,650	456,061	957,505	538,277	1,382,348	521,125	6,577,310
Depreciation	41,562	10,754	24,584	37,072	20,183	9,630	66,234	28,393	238,412
Property insurance	15,172	18,213	18,213	15,635	11,228	9,101	22,620	11,984	122,166
TOTAL OPERATING EXPENSES	10,030,696	14,314,105	11,651,654	10,720,902	9,850,775	7,694,108	17,239,635	10,653,623	92,155,498

LOSS FROM OPERATIONS	(1,891,225)	(4,066,176)	(2,845,410)	(1,622,205)	(1,474,732)	(1,791,732)	(2,562,471)	(1,577,098)	(17,831,049)

OTHER INCOME	3,332	3,951	2,794	3,014	21,171	4,547	24,484	7,033	70,326

NET LOSS	$(1,887,893)	$(4,062,225)	$(2,842,616)	$(1,619,191)	$(1,453,561)	$(1,787,185)	$(2,537,987)	$(1,570,065)	$(17,760,723)

See independent auditors’ report on supplementary information

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2022

ASSETS

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$294,538	$772,355	$43,881	$1,248,746	$154,809	$123,365	$116,188	$1,293,440	$—	$4,047,322
Patient accounts receivable, net	1,167,173	998,491	1,000,906	2,092,376	1,436,376	736,318	4,641,300	1,498,847	—	13,571,787
Intercompany receivables	1,410,434	728,794	1,387,432	1,504,148	311,284	15,997	(326,819)	712,397	(5,743,667)	—
Prepaid expenses and
other current assets	203,579	68,018	73,977	132,981	60,555	76,785	216,444	96,721	—	929,060
Other receivables	2,220,469	626,111	338,574	28,779	609,759	38,167	511,810	320,521	—	4,694,190
Total current assets	5,296,193	3,193,769	2,844,770	5,007,030	2,572,783	990,632	5,158,923	3,921,926	(5,743,667)	23,242,359

NONCURRENT ASSETS
Right-of-use asset, net	4,585,473	33,128,918	13,863,794	8,641,743	18,143,442	10,199,634	26,193,665	9,874,634	—	124,631,303
Property and equipment, net	139,843	25,006	44,789	94,726	38,787	20,448	84,272	63,209	—	511,080
Deposits	175,703	851,521	387,871	263,623	490,229	285,919	723,311	283,908	—	3,462,085
Total noncurrent assets	4,901,019	34,005,445	14,296,454	9,000,092	18,672,458	10,506,001	27,001,248	10,221,751	—	128,604,468

TOTAL ASSETS	$10,197,212	$37,199,214	$17,141,224	$14,007,122	$21,245,241	$11,496,633	$32,160,171	$14,143,677	$(5,743,667)	$151,846,827

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,004,217	$670,168	$1,302,182	$1,211,459	$997,282	$700,935	$1,809,788	$1,704,746	$—	$9,400,775
Accrued payroll and benefits	36,747	83,660	50,618	50,920	61,001	35,431	67,726	52,488	—	438,591
Current lease liabilities	230,806	1,667,510	669,155	434,973	879,752	638,511	1,255,454	497,030	—	6,273,189
Intercompany payables	2,918,685	—	47,384	311,284	1,880,437	—	712,397	(126,520)	(5,743,667)	—
Total current liabilities	4,190,454	2,421,338	2,069,338	2,008,636	3,818,471	1,374,877	3,845,364	2,127,744	(5,743,667)	16,112,555

LONG-TERM LEASE LIABILITIES	4,588,908	32,796,015	13,724,481	8,554,905	17,961,124	10,097,140	25,930,453	9,775,406	—	123,428,432

MEMBERS’ EQUITY (DEFICIT)	1,417,850	1,981,861	1,347,405	3,443,581	(534,354)	24,616	2,384,354	2,240,527	—	12,305,840

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$10,197,212	$37,199,214	$17,141,224	$14,007,122	$21,245,241	$11,496,633	$32,160,171	$14,143,677	$(5,743,667)	$151,846,827

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$7,025,557	$11,096,658	$9,223,563	$9,896,772	$8,918,861	$6,644,205	$14,923,171	$9,422,255	$77,151,042
COVID-19 Relief Funds revenue	164,962	288,697	164,962	164,962	164,963	164,962	164,962	168,012	1,446,482

	7,190,519	11,385,355	9,388,525	10,061,734	9,083,824	6,809,167	15,088,133	9,590,267	78,597,524
OPERATING EXPENSES
Administrative and general services	1,149,119	1,437,006	1,573,565	1,698,887	1,104,270	941,228	2,103,834	1,242,478	11,250,387
Management services	406,406	601,133	495,511	549,235	488,129	376,645	817,640	485,198	4,219,897
Employee health and welfare	264,756	310,662	243,169	224,838	237,611	182,322	544,824	216,760	2,224,942
Plant operations	251,268	263,070	241,426	271,836	261,491	132,208	482,984	311,007	2,215,290
Dietary services	569,408	778,628	666,974	670,589	563,648	448,237	984,931	594,244	5,276,659
Housekeeping and laundry	202,700	344,527	225,924	298,427	269,093	231,532	377,316	250,954	2,200,473
Nursing services	2,592,783	3,452,398	3,892,260	3,611,919	2,690,121	2,877,724	5,203,621	3,542,837	27,863,663
Social services	44,949	49,156	32,544	—	—	33,713	90,300	40,310	290,972
Medical services	86,136	155,982	31,694	117,942	83,666	90,502	170,425	138,268	874,615
Rehabilitative therapies	783,321	977,446	1,291,734	987,476	981,728	793,954	1,598,068	1,093,977	8,507,704
Recreation	26,712	84,855	81,233	82,644	117,307	36,641	60,487	41,198	531,077
Provision for bad debt	237,924	306,664	215,574	297,688	172,231	136,452	531,012	256,309	2,153,854
Amortization of ROU assets	327,534	2,366,351	990,271	617,267	1,295,960	728,545	1,870,976	705,331	8,902,235
Interest on lease liabilities	251,791	1,819,126	761,271	474,523	996,266	560,067	1,438,308	542,221	6,843,573
Depreciation	28,434	10,261	9,576	31,190	11,152	7,062	33,138	18,198	149,011
Property insurance	12,089	15,589	13,633	10,403	13,734	10,534	20,665	22,166	118,813
TOTAL OPERATING EXPENSES	7,235,330	12,972,854	10,766,359	9,944,864	9,286,407	7,587,366	16,328,529	9,501,456	83,623,165

INCOME (LOSS) FROM OPERATIONS	(44,811)	(1,587,499)	(1,377,834)	116,870	(202,583)	(778,199)	(1,240,396)	88,811	(5,025,641)

OTHER INCOME
Other Income	70,534	14,125	15,577	38,523	26,658	69,218	4,176	7,334	246,145
Gain on forgiveness of debt	407,600	519,500	407,600	502,700	377,800	278,800	721,400	596,900	3,812,300
Insurance proceeds from business interruption
	949,006	—	—	—	—	—	—	—	949,006
TOTAL OTHER INCOME	1,427,140	533,625	423,177	541,223	404,458	348,018	725,576	604,234	5,007,451

NET INCOME (LOSS)	$1,382,329	$(1,053,874)	$(954,657)	$658,093	$201,875	$(430,181)	$(514,820)	$693,045	$(18,190)

See independent auditors’ report on supplementary information.